SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 23, 2005 (September 22, 2005)
Date of Report (date of earliest event reported)
COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of Registrant as specified in charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
155 Franklin Road, Suite 400
Brentwood, Tennessee 37027
(Address of principal executive offices)
Registrant’s telephone number, including area code: (615) 373-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240 .14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

ITEM 1.01. Entry into a Material Definitive Agreement.
At a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Community Health Systems, Inc. (the “Company”) held on September 22, 2005, the Committee approved an immediate acceleration of the vesting of unvested stock options awarded to employees and officers, including executive officers, on each of three grant dates, December 10, 2002, February 25, 2003, and May 22, 2003. Each of the grants accelerated had a three-year vesting period and would have otherwise become fully vested on their respective anniversary dates over the next 8 months. All other terms and conditions applicable to the outstanding stock option grants remain in effect. A total of 1,235,885 stock options, with a weighted exercise price of $20.26 per share, were accelerated.
The accelerated options were issued under the Community Health Systems, Inc. Amended and Restated 2000 Stock Option and Award Plan (the “Plan”). No performance shares or units or incentive stock options have been granted under the Plan. Options granted to non-employee directors of the Company and restricted shares were not affected in this action.
The Compensation Committee’s decision to accelerate the vesting of the affected options was based primarily on the relatively short period of time until such stock options otherwise become fully vested making them no longer a significant aid for retention and the elimination of approximately $3.8 million of compensation expense associated with certain of these stock options that the Company would otherwise recognize in the first two quarters of 2006 pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004) “Share-Based Payment”.
Since the Company currently accounts for its stock options using the intrinsic value method of accounting prescribed in Accounting principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and has adopted the disclosure requirements of SFAS No. 148 “Accounting for Stock-Based Compensation – Transition and Disclosure – an Amendment of FASB Statement No. 123”, the Company will report the compensation expense related to the affected options for disclosure purposes only in its third quarter 2005 financial statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 23, 2005	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)
	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director (principal financial officer)